                                                                    Exhibit 10.1

                                  $150,000,000

                         Stanley-Martin Communities, LLC
                     (a Delaware limited liability company)

                                       and

                         Stanley-Martin Financing Corp.
                            (a Delaware corporation)

                    9 3/4% Senior Subordinated Notes due 2015

                               PURCHASE AGREEMENT

                                                                  August 3, 2005

Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

     Stanley-Martin Communities, LLC, a Delaware limited liability company (the "Company"), and Stanley-Martin Financing Corp., a Delaware corporation (the "Co-Issuer"), propose to issue and sell to Wachovia Capital Markets, LLC (the "Initial Purchaser"), $150,000,000 aggregate principal amount of their 9 3/4% Senior Subordinated Notes due 2015 (the "Notes"), which will be unconditionally guaranteed on a senior subordinated basis as to principal, premium, if any, and interest (the "Guarantees") by the subsidiaries of the Company named in Schedule I hereto (each individually, a "Guarantor" and collectively, the "Guarantors"). The Notes will be issued pursuant to an Indenture (the "Indenture") dated as of the Closing Date (as defined in Section 2) among the Company, the Co-Issuer, the Guarantors and The Bank of New York, as Trustee (the "Trustee"). This Agreement, the Registration Rights Agreement, to be dated the Closing Date, among the Initial Purchaser, the Company, the Co-Issuer and the Guarantors (the "Registration Rights Agreement"), and the Indenture are hereinafter collectively referred to as the "Transaction Documents" and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the "Transactions". The Company, the Co-Issuer and the Guarantors are collectively referred to herein as the "Issuers".

     The Notes (and the related Guarantees) will be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S"). The Initial Purchaser has advised the Company that it will offer and sell the Notes purchased by it hereunder in accordance with Section 3 hereof as soon as it deems advisable.

     In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated July 25, 2005 (the "Preliminary Memorandum"), and a final offering memorandum, dated the date hereof (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum"). Each Memorandum sets forth certain information concerning the Issuers, the Notes, the Transaction Documents and the Transactions. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchaser.

     1. Representations and Warranties of the Issuers. The Company, the Co-Issuer and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that:

          (a) The Preliminary Memorandum, as of its date, did not contain, and the Final Memorandum, in the form used by the Initial Purchaser to confirm sales and on the Closing Date, and any amendment or supplement thereto, as of its date, did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from either Memorandum, amendment or supplement made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for use therein, as specified in Section 10. The statistical and industry data included in each Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.

          (b) The Company and the Co-Issuer have each been duly organized and are each validly existing as a limited liability company or a corporation, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization. The Company and the Co-Issuer are each duly qualified to do business as a foreign corporation or limited liability company and are in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse change in or effect on (i) the business, operations, properties, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company, the Co-Issuer and each Guarantor to perform its obligations under the Notes or the Transaction Documents.

          (c) Each Issuer has full power, corporate or other, to own or lease its properties and conduct its business as described in the Final Memorandum; and each Issuer has full corporate or other organizational power to enter into the Transaction Documents and to perform its respective obligations hereunder and thereunder.

          (d) The capitalization of the Company is as set forth in the Final Memorandum under the caption "Capitalization." The Co-Issuer is a direct wholly-owned subsidiary of the Company. All of the issued membership interests of the Company and shares of capital stock of the Co-Issuer have been duly and validly authorized and issued and are fully paid and nonassessable; and none of the outstanding membership interests of the Company or shares of capital stock of the Co-Issuer were issued in violation of the preemptive or other similar rights of any security holder of the Company or the Co-Issuer.

          (e) Each subsidiary of the Company (other than the Co-Issuer) has been duly organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; each subsidiary of the Company has the requisite corporate or other organizational power and authority to own or lease its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as set forth in the Final Memorandum, all of the issued shares of capital stock or membership interests, as applicable, of each subsidiary of the Company (other than the Co-Issuer) have been duly and validly authorized and issued, are fully paid and non-assessable, and are wholly-owned directly or through wholly-owned subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims. The Co-Issuer has no subsidiaries. Attached as Schedule II is a true and correct list of each subsidiary of the Company and its jurisdiction of incorporation or formation. Each Guarantor is a limited liability company formed under the laws of the Commonwealth of Virginia or the State of Maryland.

          (f) No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or membership interests, as applicable, from repaying to the Company or the Co-Issuer any loans or advances to such subsidiary from the Company or the Co-Issuer or from transferring any of such subsidiary's property or assets to the Company or the Co-Issuer or any other subsidiary of the Company or the Co-Issuer, except as provided by applicable laws or regulations, by the Indenture or as disclosed in the Final Memorandum.

          (g) Other than as described in the Final Memorandum, there are no outstanding (i) securities or obligations of the Company or the Co-Issuer convertible into or exchangeable for any capital stock or membership interests of the Company or the Co- Issuer, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Co-Issuer any such capital stock or membership interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or Co-Issuer to issue any such capital stock or membership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

          (h) KPMG LLP, who has certified the financial statements included in the Final Memorandum and delivered its report with respect to the audited financial statements in the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.

          (i) The financial statements (including the notes thereto) of the Company and its consolidated subsidiaries included in the Final Memorandum fairly present in all material respects the combined financial position, results of operations, cash flows and changes in member's capital of the Company and its consolidated or combined subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act (other than the absence of consolidated footnotes with respect to non-guarantor subsidiaries as required under Rule 3-10 of Regulation S-X); the information set forth under the captions "Offering Memorandum Summary--Summary Combined Financial and Other Data" and "Selected Historical Combined Financial and Other Data" in the Final Memorandum fairly presents, in all material respects, the information included therein and has been compiled on a basis consistent with that of the audited financial statements included in the Final Memorandum; and the ratios of earnings to fixed charges set forth in the Final Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

          (j) Except as disclosed in the Final Memorandum, subsequent to the respective dates as of which information is given in the Final Memorandum,
     (i) the Company and its subsidiaries, considered as one enterprise, have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock or membership interests, and has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock or membership interests, except for such dividends or distribution as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) there has not been any material change in the capital stock, membership interests, short-term debt or long-term debt of the Company and its subsidiaries considered as one enterprise.

          (k) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company's independent auditors have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls. The Company has provided or made available to the Initial Purchaser or its counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors or members, as applicable, of the Company and each subsidiary and each committee of each such board in the past three years.

          (l) This Agreement has been duly authorized, executed and delivered by the Company, the Co-Issuer and each Guarantor.

          (m) The Indenture has been duly authorized by the Company, the Co-Issuer and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company, the Co-Issuer and each Guarantor, and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company, the Co-Issuer and each Guarantor, enforceable against the Company, the Co-Issuer and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (collectively, the "Enforceability Limitations"); the Registration Rights Agreement has been duly authorized by the Company, the Co-Issuer and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company, the Co-Issuer and each Guarantor, and, assuming that the Registration Rights Agreement is the valid and legally binding obligation of the Initial Purchaser, will constitute a valid and legally binding obligation of the Company, the Co-Issuer and each Guarantor, enforceable against the Company, the Co-Issuer and each Guarantor in accordance with its terms, subject to the Enforceability Limitations and except that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations; and the Indenture and the Registration Rights Agreement will conform in all material respects to the description thereof in the Final Memorandum.

          (n) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to an indenture that is qualified thereunder.

          (o) The Notes have been duly authorized by the Company and the Co-Issuer, and on the Closing Date, when executed and issued by the Company and the Co-Issuer, assuming due authentication thereof by the Trustee in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchaser as provided in this Agreement, will constitute valid and legally binding obligations of the Company and the Co-Issuer, enforceable against the Company and the Co-Issuer in accordance with their terms, subject to the Enforceability Limitations, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees have been duly authorized by each of the Guarantors and, on the Closing Date, when executed and issued by the Guarantors, and assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes in accordance with this Agreement, will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Limitations, and will be entitled to the benefits of the Indenture; the notes to be issued in the Exchange Offer (as defined in the Registration Rights Agreement and as contemplated therein; such notes, the "Exchange Notes") have been duly authorized by the Company and the Co-Issuer and, when executed and issued by the Company and the Co-Issuer and, assuming due authentication thereof by the Trustee in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of the Company and the Co-Issuer, enforceable against the Company and the Co-Issuer, in accordance with their terms, subject to the Enforceability Limitations and will be entitled to the benefits of the Indenture; the guarantees of the Exchange Notes have been duly authorized by each of the Guarantors and, when executed and issued by the Guarantors, and assuming due authentication of the Exchange Notes by the Trustee in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Limitations, and will be entitled to the benefits of the Indenture; and the Notes and the Exchange Notes will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (p) The execution, delivery and performance by the Company, the Co-Issuer and each Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the entering into the First Modification Agreement dated as of July 11, 2005 (the "First Modification Agreement") to the First Modified and Restated Loan Agreement dated as of November 15, 2004 by and among Neighborhoods Capital, LLC and certain affiliated limited liability companies, the lenders identified therein, Wachovia Capital Markets, LLC, as Arranger, Wachovia Bank, National Association, as Agent for the lenders and the Issuing Bank thereunder, and Branch Banking and Trust Company, Southtrust Bank and Keybank National Association, as Co- Documentation Agents (as the same has and may be amended from time to time) will not (i) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, stockholders' agreement or any other agreement or instrument to which the Company, the Co-Issuer or any of their respective subsidiaries is a party or by which the Company, the Co-Issuer or any of their respective subsidiaries is bound or any of their respective properties are subject,
     (ii) violate or conflict with the certificate of incorporation or by-laws or other applicable governing documents of the Company, the Co-Issuer or any of their respective subsidiaries, or (iii) violate or conflict with any statute or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company, the Co-Issuer or any of their respective subsidiaries, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (q) The execution, delivery and performance by the Company, the Co-Issuer and each Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby (including the entering into the First Modification Agreement) will not require the consent, approval, authorization, order, registration or filing or qualification with any governmental authority or court, or body or arbitrator having jurisdiction over the Company, the Co-Issuer or any of their respective subsidiaries, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Notes and the Guarantees and by Federal and state securities laws with respect to the obligations of the Company, the Co-Issuer and the Guarantors under the Registration Rights Agreement.

          (r) No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company, the Co-Issuer or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Co-Issuer or any of their respective subsidiaries is subject, other than proceedings accurately described in the Preliminary Memorandum and the Final Memorandum and such proceedings or investigations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (s) The Company is, and immediately after the Closing Date (after giving effect to the issuance of the Notes and the other transactions related thereto as described in the Final Memorandum), will be Solvent. As used herein, "Solvent" shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

          (t) None of the Company, the Co-Issuer, the Guarantors or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) have distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (u) None of the Company, the Co-Issuer or any of their respective subsidiaries have sustained, since the date of the latest audited financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Final Memorandum (exclusive of any amendment or supplement thereto) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (v) The statements set forth in the Final Memorandum under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Notes, and under the captions "Related Party Transactions," "Description of Certain Indebtedness," and "Exchange Offer; Registration Rights," insofar as they purport to summarize the provisions of the laws and documents referred to therein, accurately summarize the subject matter thereof in all material respects.

          (w) The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them that are material to the respective businesses of the Company and its subsidiaries, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except those that (i) are disclosed in the Final Memorandum, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any property leased by the Company or any of its subsidiaries is held under valid, subsisting and enforceable leases, except where the failure to have a valid, subsisting and enforceable lease would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (x) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan that is subject to Title IV of ERISA, which the Company, the Co-Issuer or any of their respective subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company, the Co-Issuer or any of their respective subsidiaries has any liability (a "Plan"); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company, the Co-Issuer or any of their respective subsidiaries has incurred or expects to incur liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

          (y) Except as disclosed in each Memorandum, no labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent or is threatened, which could reasonably be expected to result in a Material Adverse Effect.

          (z) No proceedings for the merger, consolidation, liquidation or dissolution of the Company, the Co-Issuer or any Guarantor or the sale of all or a material part of the assets of the Company, the Co-Issuer and its subsidiaries or any material acquisition by the Company, the Co-Issuer or any Guarantor are pending or contemplated.

          (aa) The Company and each of its subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights (collectively, "Intellectual Property") reasonably necessary to conduct their respective businesses as currently conducted, except where the failure to own or possess such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Company or any of its subsidiaries has received any notice of any infringement of or conflict with the rights of any third party with respect to any of the foregoing, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (bb) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as the Company believes is adequate to protect the Company and its subsidiaries and their respective businesses; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

          (cc) The Company and each of its subsidiaries possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, "Licenses") necessary to conduct their respective businesses in the manner and to the full extent as now operated or proposed to be operated as described in the Final Memorandum, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the "Agencies"), except where the failure to so possess such Licenses could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Licenses are in full force and effect and no proceeding has been instituted or, to the Company's or the Co-Issuer's knowledge, is threatened or contemplated which in any manner affects or calls into question the validity or effectiveness thereof, except where such proceeding or threatened proceeding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (dd) Except as disclosed in the Final Memorandum or as otherwise would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

               (i) The Company and each of its subsidiaries are and have been in compliance with all applicable Environmental Laws;

               (ii) The Company and each of its subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses ("Environmental Permits");

               (iii) To the knowledge of the Company, there are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that could reasonably be expected to interfere in any respect with the conduct of the business of the Company and each of its subsidiaries in the manner now conducted or which could reasonably be expected to interfere with compliance with any Environmental Law or Environmental Permits; and

               (iv) To the knowledge of the Company, there are no past or present conditions or circumstances at, or arising out of, the businesses, assets and properties of the Company and each of its subsidiaries or any business, assets or properties formerly leased, operated or owned by the Company or any of its subsidiaries, including but not limited to on-site or off-site disposal or release of any Hazardous Material, which could reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations including, without limitation, any claims incurred by the Company or any of its subsidiaries to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

               (v) Neither the Company nor any of its subsidiaries is conducting or financing an investigation, response, or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them a party to or, to the knowledge of the Company, subject to, any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action; and

               (vi) Neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any comparable Environmental Law.

     For purposes of this Agreement, "Environmental Law" means the common law and all foreign, federal, state and local laws and regulations, codes, ordinances, orders, decrees, judgments, injunctions and requirements issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety to the extent relating to exposure to Hazardous Materials, the environment or natural resources including, without limitation, those relating to the release or threatened release, manufacture, generation, distribution, treatment, storage, disposal, transport, or handling of Hazardous Materials. For purposes of this Agreement, the term "Hazardous Material" means any substance, material, pollutant, contaminant, chemical, constituent or waste, including without limitation, petroleum and petroleum products, subject to regulation , or which could reasonably be expected to give rise to liability, under Environmental Law.

          (ee) None of the Company, the Co-Issuer or any Guarantor is (i) in violation of its certificate of incorporation or its bylaws or other applicable governing documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders' agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties are subject or (iii) in violation of any statute or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company and its subsidiaries, except in the case of clauses (i), (ii) or (iii) for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ff) Except as disclosed in the Final Memorandum, the Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which the Company and its subsidiaries retain adequate reserves or which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

          (gg) No Issuer is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will be, an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (hh) Within the preceding six months, none of the Company, the Co-Issuer or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, made offers or sales of any security of the Company or the Co- Issuer, or solicited offers to buy or otherwise negotiated in respect of any securities of the Company or the Co-Issuer of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder.

          (ii) None of the Company, the Co-Issuer or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (jj) None of the Company, the Co-Issuer or any of their respective Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act ("Regulation S"). Terms used in this paragraph have the meanings given to them by Regulation S.

          (kk) None of the Company, the Co-Issuer or any of their respective Affiliates has taken, nor will any of them take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or the Co-Issuer to facilitate the sale or resale of the Notes; nor has the Company, the Co-Issuer or any of their respective Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of either the Company or the Co-Issuer (except as contemplated by this Agreement).

          (ll) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (mm) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 3 hereof and compliance by the Initial Purchaser with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement and disclosed in the Final Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

          (nn) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (oo) There are, and during the last 12 months there have been, no disputes between the Company or any of its subsidiaries and any of its five largest suppliers (as measured by dollar volume of goods purchased by the Company and its subsidiaries taken as a whole) ("Material Suppliers"), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has received no notice of any dispute with any of its Material Suppliers and has not received any notice that any Material Supplier intends to cease or reduce its supply to the Company or any of its subsidiaries in each case, except as disclosed in the Final Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (pp) Except as disclosed in the Final Memorandum, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

          (qq) The Company and the Co-Issuer do not intend to treat any of the transactions contemplated by the Transaction Documents as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company and the Co-Issuer determine to take any action inconsistent with such intention, they will promptly notify the Initial Purchaser thereof. If the Company and the Co-Issuer so notify the Initial Purchaser, the Company and the Co-Issuer acknowledge that the Initial Purchaser may treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Initial Purchaser will maintain the lists and other records required by such Treasury Regulation.

     Each certificate signed by any officer of the Company, the Co-Issuer or the Guarantors and delivered to the Initial Purchaser or its counsel pursuant to this Agreement shall be deemed to be a representation and warranty by the Company, the Co-Issuer or the Guarantors, as the case may be, to the Initial Purchaser as to the matters covered thereby.

     2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company and the Co-Issuer agree to issue and sell $150,000,000 aggregate principal amount of Notes, and the Initial Purchaser agrees to purchase from the Company and the Co-Issuer the aggregate principal amount of Notes at a purchase price equal to 97% of the principal amount thereof (the "Purchase Price"). One or more certificates in definitive form or global form, as instructed by the Initial Purchaser, for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company and the Co- Issuer not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company and the Co-Issuer to the Initial Purchaser for its account, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchaser duly paid, against payment by or on behalf of the Initial Purchaser of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account specified by the Company. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP ("Counsel for the Initial Purchaser"), 80 Pine Street, New York, New York at 10:00 a.m., New York City time, on August 10, 2005, or at such other place, time or date as the Initial Purchaser and the Company and the Co-Issuer may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date". The Company and the Co-Issuer will make such certificate or certificates for the Notes available for examination by the Initial Purchaser at the New York, New York offices of Counsel for the

Initial Purchaser not later than 10:00 a.m., New York City time on the business day prior to the Closing Date.

     3. Offering of the Notes and the Initial Purchaser's Representations and Warranties. The Initial Purchaser represents and warrants to and agree with the Company, the Co- Issuer and the Guarantors that:

          (a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB").

          (b) It has and will solicit offers for such Notes only from, and will offer and sell such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (1) QIBs or (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors".

          (c) It has and will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

          (d) With respect to offers and sales outside the United States:

               (i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

                    "The Notes covered hereby have not been registered under the
               U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."; and

               (ii) the Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b) hereof; accordingly, the Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Initial Purchaser has complied and will comply with the offering restrictions requirements of Regulation S.

          Terms used in this Section 3(d) have the meanings given to them by Regulation S.

          (e) In relation to each Member State (each, a "Relevant Member State") of the European Economic Area that has implemented Directive 2003/71/EC (including any relevant implementing measure in each Relevant Member State, the "Prospectus Directive"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time: (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or (C) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purpose of this clause (e), the expression of an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

          (f) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act of 2000 (the "FSMA")) received by it in connection with the issue or sale of the Notes or Guarantees in circumstances in which Section 21(1) of the FSMA does not apply to the Company, the Co-Issuer or the Guarantors.

          (g) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes or the Guarantees in, from or otherwise involving the United Kingdom.

     The Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Notes or the Guarantees, or possession or distribution of the Preliminary Memorandum, the Final Memorandum or any other offering or publicity material relating to the Notes or the Guarantees, in any country or jurisdiction where action for that purpose is required.

     4. Covenants of the Company and the Co-Issuer. Each of the Company and the Co-Issuer, jointly and severally, covenants and agrees with the Initial Purchaser that:

          (a) The Company and the Co-Issuer will prepare the Final Memorandum in the form approved by the Initial Purchaser and will not amend or supplement the Final Memorandum without first furnishing to the Initial Purchaser a copy of such proposed amendment or supplement and will not use any amendment or supplement to which the Initial Purchaser may reasonably object.

          (b) The Company and the Co-Issuer will furnish to the Initial Purchaser and to Counsel for the Initial Purchaser prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement or such time as otherwise agreed to by the Initial Purchaser and during the period referred to in paragraph (c) below, without charge, as many copies of the Final Memorandum and any amendments and supplements thereto as they reasonably may request.

          (c) At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, if any event occurs or condition exists as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company and the Co-Issuer will promptly (i) notify the Initial Purchaser of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchaser, at its own expense, an amendment or supplement to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Final Memorandum to the Initial Purchaser and Counsel for the Initial Purchaser, without charge, in such quantities as may be reasonably requested.

          (d) The Company and the Co-Issuer will cooperate with the Initial Purchaser and Counsel for the Initial Purchaser to (i) qualify the Notes and the Guarantees for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchaser; provided, however, that neither the Company nor the Co-Issuer shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction where it is not presently qualified or where it would be subject to taxation in excess of nominal amounts as a foreign corporation or entity, as applicable. The Company and the Co-Issuer will promptly advise the Initial Purchaser of the receipt by the Company and the Co-Issuer of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, the Company and the Co-Issuer will deliver to the Initial Purchaser such additional information concerning the business and financial condition of the Company and the Co-Issuer as the Initial Purchaser may from time to time reasonably request. The Company and the Co-Issuer will likewise notify the Initial Purchaser of (i) any downgrade in the rating of the Notes or any other debt securities of the Company or the Co-Issuer by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or
     (ii) any notice or public announcement given of any intended or potential downgrade in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, as soon as reasonably practicable after the Company or the Co-Issuer becomes aware of any such downgrade, notice or public announcement.

          (f) The Company and the Co-Issuer will not, and will not permit any of their respective Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

          (g) Except as contemplated in the Registration Rights Agreement, none of the Company, the Co-Issuer or any of their respective Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

          (h) None of the Company, the Co-Issuer or any of any of their respective Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (i) None of the Company, the Co-Issuer or any of their respective Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

          (j) None of the Company, the Co-Issuer or any of their respective Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of their respective Affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder in a manner which would require the registration under the Securities Act of the Notes.

          (k) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company and the Co-

     Issuer are not then subject to Section 13 or 15(d) of the Exchange Act, the Company and the Co-Issuer will provide at their expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

          (l) The Company and the Co-Issuer will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (m) Until completion of the distribution, none of the Company, the Co-Issuer or any of their respective Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or the Co-Issuer to facilitate the sale or resale of the Notes.

          (n) For so long as any Notes are outstanding, the Company, the Co-Issuer and their respective subsidiaries will conduct their respective operations in a manner that will not subject the Company, the Co-Issuer or any of their respective subsidiaries to registration as an investment company under the Investment Company Act.

          (o) Each Note will bear the legend contained in "Notice to Investors" in the Final Memorandum until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein.

          (p) The Company and the Co-Issuer will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company and the Co- Issuer or warrants to purchase debt securities of the Company and the Co-Issuer substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 180 days after the date hereof, without the prior written consent of Wachovia Capital Markets, LLC.

          (q) The Company and the Co-Issuer will assist the Initial Purchaser in arranging for the Notes to be designated PORTAL eligible securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc.

          (r) The Company and the Co-Issuer will, promptly after they have notified the Initial Purchaser of any intention by the Company and the Co-Issuer to treat the Transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Initial Purchaser.

     Each of the Company, the Co-Issuer and each Guarantor acknowledges and agrees that the Initial Purchaser is acting solely in the capacity of an arm's length contractual counterparty to the Company, the Co-Issuer and each Guarantor with respect to the offering of Notes and Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Co-Issuer, any Guarantor or any other person. Additionally, the Initial Purchaser is not advising the Company, the Co-

Issuer, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company, the Co-Issuer and each Guarantor shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall have no responsibility or liability to the Company, the Co- Issuer or any Guarantor with respect thereto. Any review by the Initial Purchaser of the Company, the Co-Issuer, any Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser and shall not be on behalf of the Company, the Co-Issuer or any Guarantor.

     5. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company, the Co-Issuer and the Guarantors jointly and severally agree that they will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and the Co-Issuer's counsel and the Company's and the Co-Issuer's accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system agreed to by the Company and the Co-Issuer, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all costs and expenses relating to investor presentations, including any "road show" presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives (including the Initial Purchaser) and officers of the Company and the Co-Issuer and any such consultants (it being agreed that the Initial Purchaser shall bear one-half of costs associated with any aircraft chartered in connection with the road show), and (ix) all other costs and expenses incurred by or, with its consent, on behalf of the Company incident to the performance of the obligations of the Company and the Co-Issuer hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 5 and in Section 7 and Section 9 hereof, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of Counsel for the Initial Purchaser.

          (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company or the Co-Issuer to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchaser, the Company and the Co-Issuer will reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Notes.

     6. Conditions to the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company and the Co-Issuer in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company's and the Co-Issuer's officers made pursuant to the provisions hereof, to the performance in all material respects by the Company and the Co-Issuer of their covenants and agreements hereunder and to the following additional conditions:

          (a) The Initial Purchaser shall have received (i) an opinion and a letter, each dated the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company and the Co-Issuer, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibits A and B hereto and (ii) an opinion, dated the Closing Date, of Arent Fox PLLC, counsel for the Company and the Co-Issuer, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibit C hereto.

          (b) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, Counsel for the Initial Purchaser, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchaser may reasonably require, and the Company and the Co-Issuer shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

          (c) The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser and Counsel for the Initial Purchaser, from KPMG LLP, independent registered public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum; provided that the letter shall use a "cut-off date" within three days of the date of such letter. References to the Final Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (d) Except as otherwise set forth in the Final Memorandum (exclusive of any amendment or supplement thereto), (i) none of the Company, the Co-Issuer nor any of their respective subsidiaries, shall have sustained, since the date of the latest audited financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree

     (whether domestic or foreign); and (ii) since the date as of which information is given in the Final Memorandum, there shall not have been any change in the capital stock or membership interests or long-term debt of the Company, the Co-Issuer and their respective subsidiaries considered as one enterprise, or any material adverse change in or effect on the business, operations, properties, prospects, earnings, condition (financial or otherwise), results of operations or management of the Company, the Co-Issuer and their respective subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (e) The Initial Purchaser shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, of the Chief Executive Officer and the Chief Financial Officer of each of the Company and the Co-Issuer as to the accuracy of the representations and warranties of the Company and the Co-Issuer in this Agreement at and as of the Closing Date as if made on and as of such date; that the Company and the Co-Issuer have performed all covenants and agreements and satisfied all conditions in each case in all material respects on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(d) and (f).

          (f) The Notes shall have received initial ratings by Standard & Poor's and Moody's and, subsequent to the date hereof, there shall not have been any downgrade in the rating of the Notes or any of the Company's or the Co-Issuer's other debt securities or corporate debt by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Notes or any of the Company's or the Co-Issuer's other debt securities or any notice or public announcement given of any intended or potential downgrade in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes (other than an announcement with positive implications of a possible upgrade).

          (g) The Notes shall have been designated for trading on PORTAL.

          (h) The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

          (i) On or before the Closing Date, the Initial Purchaser and Counsel for the Initial Purchaser shall have received such further certificates, documents or other information as it may have reasonably requested from the Company and the Co-Issuer.

          (j) The First Modification Agreement shall have been executed and delivered and shall permit the transactions contemplated by this Agreement.

     7. Indemnification and Contribution. (a) The Company, the Co-Issuer and each Guarantor, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, managers and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by the Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company, the Co-Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or the Co-Issuer by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof; provided, further, that the foregoing indemnity with respect to the Preliminary Memorandum shall not inure to the benefit of the Initial Purchaser or its affiliates, directors, officers or persons who control (within the meaning set forth above) the Initial Purchaser from whom the person asserting such loss, claim, damage or liability (or actions in respect thereof) purchased Securities if (A) (x) it is established in the related proceeding that such Initial Purchaser failed to send or give a copy of the Final Memorandum to such person with or prior to the written confirmation of such sale, (y) the untrue statement or omission or alleged untrue statement or omission was corrected in the Final Memorandum and (z) such Final Memorandum was provided by the Company to the Initial Purchaser in the requisite quantity and on a timely basis to permit proper delivery thereof and in accordance with this Agreement.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, the Co-Issuer and the Guarantors and each of their respective affiliates, directors, managers and officers and each person, if any, who controls any of the Company, the Co-Issuer or the Guarantors (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
     Act) against any losses, claims, damages or liabilities to which the Company, the Co-Issuer, the Guarantors, any such affiliates, directors, managers or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred by the Company, the Co-Issuer or the Guarantors and each such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Co-Issuer by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof.

          (c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the "indemnifying party"), notify such indemnifying party of the commencement thereof; provided that the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have to such indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.

          (d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) ("Losses"), the Company, the Co-Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company, the Co-Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, the Co-Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company, the Co-Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company, the Co-Issuer and the Guarantors, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Co-Issuer bear to the total discounts and commissions received by the Initial Purchaser from the Company and the Co-Issuer in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Co-Issuer, the Guarantors or the Initial Purchaser, the parties' intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Co-Issuer, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Initial Purchaser from the Company or the Co-Issuer in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as the Initial Purchaser, and each affiliate, director, manager or officer of the Company, the Co- Issuer or any Guarantor and each person, if any, who controls the Company or the Co-Issuer or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Co-Issuer and the Guarantors.

          (e) The obligations of the Company, the Co-Issuer and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Company, the Co-Issuer and the Guarantors may otherwise have and the obligations of the Initial Purchaser under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchaser may otherwise have.

     8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Co-Issuer and the Guarantors, their respective officers, and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Co-Issuer and the Guarantors, their respective officers, managers or directors or any controlling person referred to in Section 7 hereof or the Initial Purchaser and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     9. Termination. (a) The Initial Purchaser may terminate this Agreement with respect to the Notes by notice to the Company and the Co-Issuer at any time on or prior to the Closing Date in the event that the Company or the Co-Issuer shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Company or the Co-Issuer on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York, North Carolina or United States authorities; or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets, that, in the case of any event described in this clause
(iv), in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Final Memorandum, exclusive of any amendment or supplement thereto.

          (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

     10. Information Supplied by Initial Purchaser. The statements set forth in the second and third sentences of the second paragraph, the second sentence of the third paragraph, the third sentence of the sixth paragraph and the seventh paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished by the Initial Purchaser to the Company and the Co-Issuer for the purposes of Sections 1(a) and 7 hereof.

     11. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604,
Attention: Jay Braden, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Daniel J. Zubkoff, Esq., and if sent to the Company, the Co-Issuer or a Guarantor, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Stanley-Martin Communities, LLC, 1881 Campus Commons Drive, Suite 101, Reston, Virginia 20191, Attention: Stuart M. Ginsberg, Esq., with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017,
Attention: John B. Tehan, Esq. and Avrohom J. Kess, Esq.

     12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchaser, the Company, the Co-Issuer and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchaser, the Company, the Co-Issuer and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company, the Co-Issuer and the Guarantors contained in
Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company, the Co-Issuer and the Guarantors, and any person or persons who control the Company, the Co-Issuer or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser shall be deemed a successor to the Initial Purchaser because of such purchase.

     13. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

     14. Consent to Jurisdiction and Service of Process. (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is non-exclusive.

          (b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 11 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Co-Issuer, the Guarantors and the Initial Purchaser.

                                        Very truly yours,

                                        STANLEY-MARTIN COMMUNITIES. LLC


                                        By: /s/ Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President


                                        STANLEY-MARTIN FINANCING CORP.


                                        By: /s/ Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President


                                        NEIGHBORHOODS CAPITAL, LLC


                                        By: /s/ Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President

                                        BEECH GROVE NEIGHBORHOODS, LLC
                                        BRAM NEIGHBORHOODS, LLC
                                        BRAM III NEIGHBORHOODS, LLC
                                        COLES RUN NEIGHBORHOODS, LLC
                                        FAIR OAKS NEIGHBORHOODS, LLC
                                        GLENKIRK NEIGHBORHOODS, LLC
                                        GLYNN TARRA ESTATES, LLC
                                        KF NEIGHBORHOODS, L.L.C.
                                        KF II NEIGHBORHOODS, LLC
                                        LANDMARK NEIGHBORHOODS, LLC
                                        MARUMSCO NEIGHBORHOODS, LLC
                                        NEIGHBORHOODS I, LLC
                                        NEIGHBORHOODS II, LLC
                                        NEIGHBORHOODS III, LLC
                                        NEIGHBORHOODS IV, LLC
                                        NEIGHBORHOODS V, LLC
                                        NEIGHBORHOODS VI, LLC
                                        OLD DOMINION NEIGHBORHOODS, LLC
                                        SPRING PARK NEIGHBORHOODS, LLC
                                        WALL NEIGHBORHOODS, LLC
                                        WILDEWOOD NEIGHBORHOODS, LLC
                                        ZION NEIGHBORHOODS, LLC


                                        By: /s/ Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President

Confirmed and accepted as of the date
first above written:

WACHOVIA CAPlTAL MARKETS, LLC


By: /s/ Gregory H. Jones
    ---------------------------------
Name: Gregory H. Jones
Title: Vice President

                                                                       EXHIBIT A

                FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP


                                     Ex. A-1

                                                                       EXHIBIT B

                     FORM OF NEGATIVE ASSURANCE STATEMENT OF
                         SIMPSON THACHER & BARTLETT LLP

     The negative assurance statement of Simpson Thacher & Bartlett LLP to be delivered pursuant to Section 6(a)(i) of the Purchase Agreement shall be to the effect that:


                                     Ex. B-1

                                                                       EXHIBIT C

                        FORM OF OPINION OF ARENT FOX PLLC

     The opinion of Arent Fox PLLC to be delivered pursuant to Section 6(a)(ii) of the Purchase Agreement shall be to the effect that:


                                     Ex. C-1

                                   SCHEDULE I

                                   GUARANTORS


                                      S-I-1

                                   SCHEDULE II

                                  SUBSIDIARIES

                Name                  Jurisdiction of Incorporation or Formation
-----------------------------------   ------------------------------------------



                                     S-II-1